   As filed with the Securities and Exchange Commission on December 17, 1997

                                                           Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ----------------

                                  FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ----------------

                               SPYGLASS, INC.
           (Exact name of registrant as specified in its charter)

                DELAWARE                                       37-1258139
     (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                      Identification Number)

    1240 E. DIEHL ROAD, 4TH FLOOR, NAPERVILLE, ILLINOIS 60563 (630) 505-1010
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            PATRICK J. RONDEAU, ESQ.
 HALE AND DORR LLP, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109 (617) 526-6000
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                   Proposed          Proposed
                                                   Maximum           Maximum
Title of Each Class of          Amount             Offering          Aggregate        Amount of
   Securities to be             to be              Price Per         Offering        Registration
      Registered              Registered           Share (1)         Price (1)           Fee
----------------------      ---------------        ---------       -------------     ------------
 Common Stock,               319,624 shares         $6.6875        $2,137,485.50        $631.00
 $.01 par value

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon prices on the Nasdaq National Market on December 11, 1997.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                             SUBJECT TO COMPLETION
                            DATED DECEMBER 17, 1997


PROSPECTUS
                                 319,624 Shares

                                 SPYGLASS, INC.

                                  Common Stock

                            ------------------------

         This Prospectus covers the resale of 319,624 shares of Common Stock of Spyglass, Inc. ("Spyglass" or the "Company") by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholders in connection with the Company's acquisition of AllPen Software in a transaction completed on November 14, 1997. The Company will not receive any of the proceeds from the sale of these shares by the Selling Stockholders.

         The Selling Stockholders may from time to time sell the shares covered by this Prospectus on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

         The Common Stock is quoted on the Nasdaq National Market under the symbol SPYG.


                     SEE "RISK FACTORS" BEGINNING ON PAGE 4
                   FOR CERTAIN CONSIDERATIONS RELEVANT TO AN
                        INVESTMENT IN THE COMMON STOCK.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is December 17, 1997

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                               TABLE OF CONTENTS


                                                                              Page
                                                                              ----
AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . .      1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  . . . . . . . . . . . . .      1
THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material may be obtained from the Commission's public reference section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a site on the World-Wide Web ("WWW") that contains reports, proxy and information statements regarding the Company. The Commission's WWW site is (http://www.sec.gov). The Common Stock is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or document (if any) filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and the exhibits and schedules thereto may be examined without charge at the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from the Commission upon payment of prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated herein by reference:

      (1) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

      (2) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996;

      (3) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

      (4) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

      (5) the Company's Current Report on Form 8-K dated July 15, 1997, as amended by a Current Report on Form 8-K/A filed with the Commission on July 21, 1997;

      (6)  the Company's Current Report on Form 8-K dated November 21, 1997;
and

      (7) the Company's Registration Statement on Form 8-A dated May 11, 1995 registering the Common Stock under Section 12(g) of the Exchange Act.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to December 17, 1997 and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the Chief Financial Officer of the Company, 1240 E. Diehl Road, 4th Floor, Naperville, Illinois 60563; telephone (630) 505-1010.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                  THE COMPANY


      Spyglass, Inc. ("Spyglass" or the "Company") develops, markets and distributes Internet enabling technologies, content services and professional services that enable various non-PC devices, including, but not limited to, televisions, office equipment, television set-top boxes, network computers and telephones, to work with the Internet (also referred to as "World Wide Web", "WWW" or the "Web").

      The Company began operations in February 1990 and, until 1994, focused substantially all of its resources on its data visualization products sold to the scientific market. The Company sold its data visualization product line in September 1995. Spyglass entered the Internet market during fiscal 1994 and from fiscal 1994 through fiscal 1996, focused its efforts on developing, marketing and distributing Internet client and server technologies for incorporation into a variety of Internet-based software products and services. Beginning in fiscal 1997, the Company began focusing on the development, marketing and distribution of its technologies and services to the non-PC Internet device marketplace.

      Spyglass markets embedded solutions to a variety of companies such as the real time operating system vendors, consumer and industrial electronics manufacturers, and office equipment suppliers. Spyglass also provides infrastructure solutions to a variety of companies such as the Regional Bell Operating Companies, telephone companies, cable companies, cellular providers, Internet Service Providers and internetworking hardware providers. These technologies enable Web connectivity through highly scalable embedded browsers and servers, and provide performance enhancements, content filtering and conversion through an integrated suite of infrastructure servers. The Spyglass Professional Services group offers custom engineering for defining, developing and delivering complete, end-to-end project solutions. Spyglass provides its customers with expertise, software and services that enable them to rapidly deploy cost-effective Web-enabled devices. Spyglass solutions have been integrated into a variety of products, including but not limited to televisions, office equipment, television set-top boxes, network computers, screen and cellular phones. In addition, several major corporations have deployed SurfWatch Client, a leading content filtering software designed to block unwanted material from the Internet.

      The Company was organized as an Illinois corporation in February 1990 and reincorporated in Delaware in May 1995. The Company's principal office is located at Naperville Corporate Center, 1240 E. Diehl Road, 4th Floor, Naperville, Illinois 60563 and its telephone number is (630) 505-1010. The Spyglass WWW address is http://www.spyglass.com. As used in this prospectus, the term "Company" refers to Spyglass, Inc. (including its predecessor Illinois corporation) and its wholly owned subsidiaries, unless the context otherwise requires.

                                  RISK FACTORS

      In addition to the other information in this Prospectus, the following factors should be considered carefully by potential investors in evaluating an investment in the Common Stock offered hereby.

      New Strategic Focus.

      The Company recently announced an increased strategic focus on the Internet device market. The Company is focused on the development, marketing and distribution of its technologies and services to the non-PC Internet device marketplace. Because this is a new and undeveloped market, there can be no assurance as to the extent of the demand for product offerings similar to those of the Company, or the extent to which the Company will be successful in penetrating this market. Moreover, the Company expects that its revenue growth will be limited during fiscal 1998 as the Company continues to direct its business strategy to the Internet device market, rather than vendors of desktop software applications. In addition, the Company expects to maintain its recent levels of expenditures in product development, marketing and sales in order to position itself as a leader in the Internet device market.

      New and Uncertain Market.

      The Company's future results of operations will also be largely dependent upon a number of factors relating to development and acceptance of the Internet as a commercial market. In particular, commercial use of the Internet continues to be constrained by the need for reliable processes such as security measures for electronic commerce as well as the need for regularly available customer support and a supporting infrastructure providing widespread Internet accessibility and high-speed communication capabilities. There can be no assurance that widespread commercial use of the Internet will develop. In addition, the market for Internet software products is characterized by rapidly changing technology, evolving industry standards and customer demands, and frequent product introductions and enhancements, which make it difficult to predict whether the initial commercial acceptance of the Company's products can be sustained over a period of time.

      Competition.

      The market for Internet technologies and services is extremely competitive, and competition is likely to increase in the future. The Company currently faces competition from a wide variety of sources, including other Internet device technology and software vendors such as Oracle, Sun Microsystems, Microsoft, on-line service companies, Internet access providers and networking software companies. In licensing its Internet technologies, the Company considers a significant source of competition to be the prospective company's internal software development resources.

      Dependence on Customers.

      The Company licenses its products to a variety of companies such as real time operating system vendors, consumer and industrial device manufacturers, regional bell operating companies, Internet service providers and internetworking hardware providers that incorporate the Company's technology into their products. The success of the Company is therefore dependent in large part upon the performance of its customers, which is outside the Company's control.

      Proprietary Rights of Third Parties.

      The Company from time to time receives notices alleging that its products infringe third party proprietary rights. For example, the Company has a pending dispute with Unisys Corporation regarding the Graphic Interchange Format. Patent and similar litigation frequently is complex and expensive and its outcome can be difficult to predict. If, as a result of the infringement by any of the Company's products of the proprietary rights of a third party, the Company is required to discontinue sales of certain products, eliminate certain features on its products or pay royalties to another party, the Company's future operating results could be materially adversely affected.

      Variability of Quarterly Operating Results.

      The Company's quarterly operating results have varied and may continue to vary significantly depending on factors such as the timing of significant license agreements, the terms of the Company's licensing arrangements with its customers and the timing of new product introductions and upgrades by the Company and its competitors. The Company typically structures its license agreements with customers to require commitments for a minimum number of licenses, and license revenues are recognized as the committed licenses are purchased. Additional revenues from a customer will not be earned unless and until the initial committed levels are exceeded. The Company's revenues in any quarter will depend in significant part on its ability to sell licenses to new customers in that quarter, the timing of product deployment by its customers and the ability to sell professional services. The Company typically structures its professional service agreements with customers to recognize revenue on the percentage of completion method of accounting. The Company's expense levels are based in part on expectations of future revenue levels and any shortfall in expected revenue could therefore result in a disproportionate decrease in the Company's net income in any given fiscal period.

                                USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.


                              SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the ownership of the Company's Common Stock by each Selling Stockholder as of December 1, 1997. The Selling Stockholders are employees or former employees of AllPen Software, now a wholly-owned subsidiary of the Company. No Selling Stockholder has been an officer of, or had any other material relationship with, the Company since December 1, 1994.




                                                                         Percentage
                                                        Number of            of
                          Number                        Shares of        Outstanding
                            of          Number of        Common            Common
                          Shares        Shares of      Stock Owned       Stock Owned
                            of           Common           After             After
                          Common         Stock         Completion        Completion
  Name of Selling         Stock          Offered         of the             of the
    Stockholder          Owned(1)        Hereby        Offering (1)       Offering
------------------       --------       ---------      -----------       -----------
Ivan W. Yurtin            308,483       154,242          154,241            1.2%

Wayne B. Yurtin           257,069       128,535          128,534            1.0%

S. Tupper Snook            64,267        32,134           32,133               *

Raymond Rischpater          7,712         3,856            3,856               *

Stacy Zellers               1,714           857              857               *
                          -------       -------          -------            ----
 TOTAL                    639,246       319,624          319,622             2.5%

-------------------
*     Less than 1%.
(1) Of the total shares of Common Stock listed as owned by the Selling Stockholders, a total of 63,925 shares are held in an escrow account to secure indemnification obligations to the Company of the Selling Stockholders. It is expected that these shares (less any shares which may be distributed from the escrow account to the Company in satisfaction of indemnification claims) will be released from escrow and distributed to the Selling Stockholders on November 14, 1998. The number of shares indicated as owned by the Selling Stockholders includes those shares (representing 10% of the number of shares listed as beneficially owned by each Selling Stockholder) which such Selling Stockholder is entitled to receive upon distribution of these shares from the escrow account.

                              PLAN OF DISTRIBUTION

      The shares of Common Stock covered by this Prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the Nasdaq National Market or otherwise, at prices related to the then-current market price or in negotiated transactions, including pursuant to one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. In effecting sales, broker- dealers engaged by the Selling Stockholders may arrange for the other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

      The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act. Additionally, the Company will pay the expenses incurred by it in connection with this offering, other than discounts, commissions, fees or expenses of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Stock, or legal expenses of any person other than the Company.

      In offering the shares of Common Stock covered hereby, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

      The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of Common Stock covered hereby they are required to comply with Regulation M under the Exchange Act.

      In connection with distributions of the Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or financial institution of the Common Stock offered hereby, which Common Stock such broker-dealer or other financial institution may, subject to the applicable stockholder's agreement, resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge the shares registered hereunder to a broker- dealer or other financial institution and, upon a default, such broker-dealer or financial institution may, subject to the applicable stockholder's agreement, effect sales of the pledged Common Stock pursuant to this Prospectus. In addition, any Common Stock covered by this Prospectus that qualifies for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to this Prospectus.

                                 LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts.


                                    EXPERTS

      The consolidated financial statements of Spyglass, Inc. for each of the three years in the period ended September 30, 1996 incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, have been audited by Price Waterhouse LLP, independent public accountants, as set forth in their reports incorporated by reference herein. Such financial statements referred to above are incorporated herein by reference in reliance upon the authority of said firm as an expert in giving such reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


 Item                                                        Amount
 ----                                                        ------
 SEC Registration Fee                                      $   631

 Accounting Fees and Expenses                                5,000*

 Legal Fee and Expenses                                      5,000*

 Miscellaneous                                               4,369*
                                                          ---------
 TOTAL                                                    $ 15,000*
---------                                                 =========

*  Estimated.

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

      Article NINTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against all expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

      Indemnification is required to be made unless the Registrant determines (in the manner provided in the Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

      Article NINTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

      The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers.

      Article EIGHTH of the Registrant's Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

ITEM 16.      EXHIBITS

  Exhibit No.          Description of Exhibit
  -----------          ----------------------
      4.1*       --    Amended and Restated Certificate of Incorporation of the Company, as amended
      4.2**      --    By-laws of the Company
      4.3**      --    Specimen Certificate for shares of common stock of the Company
      5.1        --    Opinion of Hale and Dorr LLP
      23.1       --    Consent of Price Waterhouse LLP
      23.2       --    Consent of Hale and Dorr LLP (included in Exhibit 5.1)
      24.1       --    Power of Attorney (appears on page II-6)
-------------------

 * Incorporated by reference from the Company's Registration Statement on Form S-8 (File No. 333-04357).

** Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-92174).


ITEM 17.    UNDERTAKINGS

      The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

      (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville and State of Illinois on the 17th day of December, 1997.

                                                SPYGLASS, INC.



                                                By: /s/ Douglas P. Colbeth
                                                   ----------------------------
                                                   Douglas P. Colbeth
                                                   President and
                                                   Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Douglas P. Colbeth, Gary L. Vilchick and Patrick J. Rondeau, Esq. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Spyglass, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 17th day of December, 1997.


      Signature                            Title
      ---------                            -----

 /s/ Douglas P. Colbeth            President, Chief Executive Officer
------------------------------     and Director
     Douglas P. Colbeth            (Principal executive officer)


 /s/ Gary L. Vilchick              Chief Financial Officer
------------------------------     (Principal financial and accounting
     Gary L. Vilchick              officer)


 /s/ Brian J. Jackman              Director
------------------------------
     Brian J. Jackman


 /s/ Tim Krauskopf                 Director
------------------------------
     Tim Krauskopf


 /s/ Ray Rothrock                  Director
------------------------------
     Ray Rothrock


 /s/ Steven R. Vana-Paxhia         Director
------------------------------
     Steven R. Vana-Paxhia

                                 EXHIBIT INDEX


Exhibit No.          Description of Exhibit
-----------          ----------------------
   4.1*     --    Amended and Restated Certificate of Incorporation of the Company, as amended
   4.2**    --    By-laws of the Company
   4.3**    --    Specimen Certificate for shares of common stock of the Company
   5.1      --    Opinion of Hale and Dorr LLP
   23.1     --    Consent of Price Waterhouse LLP
   23.2     --    Consent of Hale and Dorr LLP (included in Exhibit 5.1)
   24.1     --    Power of Attorney (appears on page II-6)

----------------
  * Incorporated by reference from the Company's Registration Statement on Form S-8 (File No. 333-04357).

 ** Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-92174).